UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            NATIONWIDE STAFFING, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                                    76-0526381
(State of incorporation                  (I.R.S. Employer Identification No.)
    or organization)



    600 TRAVIS STREET, SUITE 6200
           HOUSTON, TEXAS                                               77002
(Address of principal executive offices)                              (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
     TO BE REGISTERED                        EACH CLASS IS TO BE REGISTERED
     ----------------                        ------------------------------
Common Stock, Par Value $0.01 Per Share      American Stock Exchange, Inc.


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|X|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
                                   333-35459

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None.

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
ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated December 30, 1997, included in Amendment No. 4 to its Registration Statement on Form S-1 (Registration No. 333-35459), filed with the Securities and Exchange Commission (the "Commission") on December 30, 1997, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

     Listed below are the exhibits filed with the American Stock Exchange, Inc. as part of this registration statement:

1. Amended and Restated Certificate of Incorporation of Nationwide Staffing, Inc. -- incorporated by reference from Exhibit 3.1 to the Company's Registration Statement No. 333-35459, originally filed September 12, 1997 (the "Registration Statement").

2. Bylaws of Nationwide Staffing, Inc., as amended -- incorporated by reference from Exhibit 3.2 to the Registration Statement.

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
                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            NATIONWIDE STAFFING, INC.

                                            By: /s/ Larry E. Darst
                                            Name:   Larry E. Darst
                                            Title:  Chief Executive Officer
Date: January 28, 1998
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